                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our reports dated December 17, 2001 for the ABN AMRO Funds in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the ABN AMRO Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-68666) and in this Amendment No. 46 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).



                                                          Ernst & Young LLP

Chicago, Illinois
September 13, 2002